As filed with the Securities and Exchange Commission on __________ __, 2001
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           INSTINET GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    13-4134098
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                                 3 Times Square
                            New York, New York 10036
                                 (212) 310-9500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                               INSTINET 2000 STOCK
                                   OPTION PLAN
                            AS AMENDED AND RESTATED,
                                  MARCH 2, 2001
                            (Full Title of the Plan)

                            ------------------------

                              PAUL A. MEROLLA, ESQ.
                             SENIOR VICE PRESIDENT,
                          SECRETARY AND GENERAL COUNSEL
                           INSTINET GROUP INCORPORATED
              3 Times Square, 10th Floor, New York, New York 10036
                                 (212) 310-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Alan L. Beller, Esq.
                            Cleary, Gottlieb, Steen &
                                    Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
   Title of Securities           Amount          Proposed Maximum      Proposed Maximum        Amount of
          to be                  to be          Offering Price Per    Aggregate Offering     Registration
       Registered            Registered (1)          Share (2)            Price (2)             Fee (2)
----------------------------------------------------------------------------------------------------------
Instinet Group
Incorporated Common            34,118,000            $18.165             $619,753,470         $154,938.37
Stock, par value $.01
----------------------------------------------------------------------------------------------------------
Preferred Share Purchase           --                   --                    --                  --
Rights (3)
----------------------------------------------------------------------------------------------------------
Total                          34,118,000            $18.165             $619,753,470         $154,938.37
----------------------------------------------------------------------------------------------------------

(1) Consists of common shares of Instinet Group Incorporated (the "Common
    Stock") to be issued pursuant to the Instinet 2000 Stock Option Plan, As
    Amended and Restated, March 2, 2001 (the "Plan"), together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to shares of Common Stock issuable pursuant to stock options granted under the Plan and based upon the average of the high and low prices of the Common
    Stock of Instinet Group Incorporated as reported on NASDAQ on May 21, 2001.

(3) The Rights initially will trade together with the Common Stock. The value attributable to the Rights, if any, is reflected in the offering price of the Common Stock.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by Instinet Group Incorporated (the "Corporation" or the "Registrant") and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

         (i) The prospectus of the Corporation, dated May 17, 2001, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Corporation's Registration Statement on Form S-1 (Registration No. 333-55190) filed with the Commission on February 8, 2001 as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Post Effective No. 1 thereto filed by the Corporation under the Securities Act with the Commission on April 3, 2001, April 20, 2001, April 26, 2001, May 11, 2001, May 16, 2001, and May 23, 2001, respectively, and the Corporation's Registration Statement on Form S-1 (Registration No. 333-61186) filed pursuant to Rule 462(b) under the Securities Act on May 17, 2001, as amended by Post Effective Amendment No. 1 thereto filed by the Corporation on May 23, 2001 (collectively, the "Form S-1 Registration Statement");

         (ii) The description of the Common Stock of the Corporation is contained under the caption "Description of Capital Stock" in the Form S-1 Registration Statement and incorporated by reference to the Registration Statement on Form 8-A filed by the Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission on May 11, 2001; and

         (iii) All of the Corporation's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Law ("Section 145") permits indemnification of directors, officers, agents, employees and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director. The Registrant's bylaws further provide for indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to modification by contract with individual directors and executive officers.

         Section 145 and the Registrant's bylaws empower the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against liabilities incurred in connection with their service in those positions. The Registrant currently maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments that may be made by the Registrant to those officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1 Instinet 2000 Stock Option Plan, As Amended and Restated, March 2, 2001 (filed as Exhibit 10.7 to the Form S-1 Registration Statement and incorporated herein by reference)

         4.2 Certificate of Incorporation of Instinet Group Incorporated (filed as Exhibit 4.2 to the Form S-1 Registration Statement and incorporated herein by reference)

         4.3 Form of By-Laws of Incorporation of Instinet Group Incorporated (filed as Exhibit 4.3 to the Form S-1 Registration Statement and incorporated herein by reference)

         4.4 Form of Rights Agreement between Instinet Group Incorporated and Mellon Investor Services LLC (filed as Exhibit 4.4 to the Form S-1 Registration Statement and incorporated herein by reference)

         5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton, regarding the validity of the securities being registered

         23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants

         23.2  Consent of Cleary, Gottlieb, Steen & Hamilton (included in
               Exhibit 5.1)

         24.1  Power of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this day of May 22, 2001.

                                           INSTINET GROUP INCORPORATED


                                           By: /s/ PAUL A. MEROLLA
                                               -----------------------------
                                               Paul A. Merolla



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Merolla as his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of our company might or could do in person.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 22, 2001.

               Signature                                 Title
               ---------                                 -----

          /s/ DOUGLAS M. ATKIN                President, Chief Executive
------------------------------------------    Officer and Director
Name: Douglas M. Atkin

           /s/ MARK NIENSTEDT                 Executive Vice President, Chief
------------------------------------------    Financial Officer, Chief
Name: Mark Nienstedt                          Accounting Officer and Director

        /s/ ANDRE F.H. VILLENEUVE             Director and Chairman of the Board
------------------------------------------
Name: Andre F.H. Villeneuve

            /s/ PETER J. JOB                             Director
------------------------------------------
Name: Peter J. Job

          /s/ THOMAS H. GLOCER                           Director
------------------------------------------
Name: Thomas H. Glocer

            /s/ IAN STRACHAN                             Director
------------------------------------------
Name: Ian Strachan

           /s/ RUPERT BARCLAY                            Director
------------------------------------------
Name: Rupert Barclay

            /s/ JOHN KASICH                              Director
------------------------------------------
Name: John Kasich

                                  EXHIBIT INDEX

 Exhibit                           Description                            Method of Filing
 Number

   4.1     Instinet 2000 Stock Option Plan, As Amended and Restated,    Filed as Exhibit 10.7
           March 2, 2001                                                to the Form S-1
                                                                        Registration
                                                                        Statement  and
                                                                        incorporated herein by
                                                                        reference

   4.2     Certificate of Incorporation of Instinet Group               Filed as Exhibit 4.2
           Incorporated                                                 to the Form S-1
                                                                        Registration
                                                                        Statement  and
                                                                        incorporated herein by
                                                                        reference

   4.3     Form of By-Laws of Incorporation of Instinet Group           Filed as Exhibit 4.3
           Incorporated                                                 to the Form S-1
                                                                        Registration
                                                                        Statement  and
                                                                        incorporated herein by
                                                                        reference

   4.4     Form of Rights Agreement between Instinet Group              Filed as Exhibit 4.4
           Incorporated and Mellon Investor Services LLC                to the Form S-1
                                                                        Registration
                                                                        Statement  and
                                                                        incorporated herein by
                                                                        reference

   5.1     Opinion of Cleary, Gottlieb, Steen & Hamilton, regarding     Filed herewith
           the validity of the securities being registered

  23.1     Consent of PricewaterhouseCoopers LLP, Independent           Filed herewith
           Accountants

  23.2     Consent of Cleary, Gottlieb, Steen & Hamilton (included      Filed herewith
           in Exhibit 5.1)

  24.1     Power of Attorney (included on signature page)               Filed herewith